Exhibit 4.1

AMENDMENT TO

REVOLVING SECURED LINE OF CREDIT PROMISSORY NOTE

This Amendment entered into as of March 22, 2007 by and between the undersigned Borrower (the “Borrower”) and ATLANTIC BANK, a division of New York Commercial Bank (the “Bank”).

WHEREAS, the Bank extended a revolving line of credit to the Borrower as evidenced by a Revolving Secured Line of Credit Promissory Note dated March 6, 2006 in the principal balance of Six Million Dollars ($6,000,000), (the “Note”), (all documents and agreements executed by the Borrower in connection with the Note are hereinafter referred to as the “Loan Documents”),

WHEREAS, the Borrower has requested, and the Bank has agreed, to make certain amendments to the Note.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.	Any term not defined herein shall have the same meaning as in the Note.

2.	Section 1. is amended by increasing the principal sum to Eight Million Dollars ($8,000,000) (the “Maximum Amount”).

3.	The Borrower hereby represents and warrants to the Bank that:

(a)	Each and every one of the representations and warranties set forth in the Loan Documents is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)	No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4.	Except as set forth herein and amended and modified hereby, the Note and Loan Documents have not been amended or modified and remain in full force and effect.

5.	Borrower waives any offset defense or counterclaim Borrower may now have or may have in the future with regard to the Note and Loan Documents.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the date first written above.

ACKNOWLEDGEMENT AND SIGNATURE PAGE TO FOLLOW

Amendment to Revolving Secured Line of Credit

Promissory Note

As of March 22, 2007

Page - 2 -

Borrower:
MEDALLION FUNDING CORP.

By:
Signature

Print Name:	MJ KOWALSKY
Title:	President

Accepted By:	ATLANTIC BANK,
a division of New York Commercial Bank

By:
Christopher Lynch
Vice President